EXHIBIT 10.1

EnteroMedics Inc.

Management Incentive Plan

(As amended February 6, 2008)

•	Plan Participants: Executives defined as the following “exempt only” positions:

•	President and CEO;

•	CFO;

•	Senior Vice President;

•	Vice President; and

•	Directors/Controller.

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Bonus calculation: If Executives achieve the designated “Base Plan” objectives, they will be entitled to receive a bonus equal to a “Base Plan” percentage of their base salary for the year. Executives are also eligible to receive an additional bonus equal to the designated “Incremental Plan” percentage of their base salary if certain additional “Incremental Plan” objectives are achieved.

•	Base Plan bonus as a percentage of base salary:

•	40% - President and CEO;

•	32% - CFO

•	32% - Senior Vice President;

•	24% - Vice President; and

•	20% - Directors/Controller.

•	Incremental Plan bonus as a percentage of base salary

•	10% - President and CEO;

•	8% - CFO

•	8% - Senior Vice President;

•	6% - Vice President; and

•	5% - Directors/Controller.

•	Corporate and individual objective weighting by position:

•	100% corporate/0% individual - President and CEO;

•	90% corporate/10% individual - CFO;

•	80% corporate/20% individual - Senior Vice President;

•	75% corporate/25% individual - Vice President; and

•	40% corporate/60% individual – Directors/Controller.

•

Corporate and Individual Objectives: Corporate objectives for the Base Plan and Incremental Plan are to be established by the President and CEO and executive management and approved by the Compensation Committee in the first quarter of the fiscal year. Individual objectives are to be established by the President and CEO in the first quarter of the fiscal year. The relative weighting assigned to each corporate objective is established by the Compensation Committee and may be changed each year.

•

Bonus Pool: The Compensation Committee will establish the maximum pool of funds available for payment to Executives upon achievement of Corporate and Individual Objectives in the first quarter of the fiscal year for payment relating to the preceding fiscal year’s objectives.

•

Approval of Awards: The Compensation Committee will review and approve the achievement of the corporate objectives in awarding bonuses in the first quarter of the fiscal year for the preceding fiscal year’s objectives. The President and CEO will review and approve the achievement of individual objectives in awarding bonuses in the first quarter of the fiscal year for the preceding fiscal year’s objectives. In the event that some, but not all, of the individual objectives are achieved, the President and CEO, in his discretion, may determine to award partial or full payment of annual cash incentive compensation. In the event that some, but not all, of the “Base Plan” or “Incremental Plan” corporate objectives are achieved, the Compensation Committee, in its discretion, may determine to award partial or full payment of annual cash incentive compensation.